As filed with the Securities and Exchange Commission on May 24, 2004
Post-Effective Amendment to Registration No. 333-34988

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

POST EFFECTIVE AMENDMENT NO.1 TO
 FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ross Stores, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-1390387

(State or other jurisdiction of incorporation or other organization)	I.R.S. Employer Identification No.)

8333 Central Avenue Newark, CA 94560-3433

(Address principal executive offices) (Zip code)

Ross Stores, Inc. 2000 Equity Incentive Plan

(Full title of the Plan)

Mark S. Askanas General Counsel and Senior Vice President, Human Resources Ross Stores, Inc. 8333 Central Avenue Newark, CA 94560-3433

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (510) 505-4415.

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

DEREGISTRATION OF UNSOLD SHARES

          Effective immediately upon the filing of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement (Registration No. 333-34988), the registrant hereby deregisters 3,500,000 shares previously registered for sale under the Ross Stores, Inc. 2000 Equity Incentive Plan (the “Plan”).  The deregistered shares represent shares remaining available for grant upon the termination of the Plan.  The registrant adopted, effective May 20, 2004, the Ross Stores, Inc. 2004 Equity Incentive Plan (the “2004 Plan”), which replaces the Plan.  The registrant will register an equal number of shares under a registration statement on Form S-8 for the 2004 Plan.  Pursuant to Rule 457(p) under the Securities Exchange Act of 1933, the registrant will offset the registration fee payable with respect to its registration of such shares by the registration fee amount of $10,784.81 originally paid with respect to the shares deregistered hereby.

SIGNATURE

          Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of California, on May 24, 2004.

ROSS STORES, INC.

By:	/s/ JOHN G. CALL

John G. Call Senior Vice President, Chief Financial Officer and Corporate Secretary